EXHIBIT 21.1

SUNGARD DATA SYSTEMS INC.
SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY (JURISDICTION OF INCORPORATION)

SUNGARD DATA SYSTEMS INC. (DELAWARE)
        SUNGARD INVESTMENT VENTURES, INC. (DELAWARE)
BANCWARE, INC. (MASSACHUSETTS)
DATA COMPLIANCE INC. (DELAWARE)
ENFORM CONSULTING LP (DELAWARE) (1)
ENFORM HOSTING SERVICES GP LLC (TEXAS)
ENFORM HOSTING SERVICES LP (TEXAS) (2)
FDP CORP. (FLORIDA)
EXISTENTIAL SYSTEMS, INC. (COLORADO)
FDP EUROPE LIMITED (SCOTLAND)
FDP SOFTWARE SOUTH AFRICA (PROPRIETARY) LIMITED (SOUTH AFRICA)
FINANCIAL DATA PLANNING CORP. (DELAWARE)
FINANCE DEVELOPMENT INC. (DELAWARE)
AUTOMATED HOLDINGS INC. (DELAWARE) (3)
AUTOMATED SECURITIES CLEARANCE, LTD. (NEW JERSEY)
    AUTOMATED SECURITIES CLEARANCE (EUROPE) LIMITED (ENGLAND/WALES)
    SUNGARD GLOBAL EXECUTION SERVICES LLC (NEW YORK)
    SUNGARD TRADING SYSTEMS VAR LLC (DELAWARE)
    TOLL ASSOCIATES L.L.C. (DELAWARE)
MACESS CORPORATION (ALABAMA)
MBM INC. (DELAWARE)
MICROHEDGE INC. (ILLINOIS)
OSHAP TECHNOLOGIES LTD. (ISRAEL)
OSHAP SOFTWARE INDUSTRIES LTD. (ISRAEL)
MINORCA CORPORATION NV (NETHERLANDS ANTILLES)
    TP TECHNOLOGIES S.A. (BELGIUM) (4)
            DECALOG N.V. (THE NETHERLANDS) (5)
                    DECALOG SOFTWARE DISTRIBUTION, INC. (DELAWARE)
                    DECALOG GENIE INFORMATIQUE S.A.S. (FRANCE)
                        CADEXTAN S.A. (FRANCE)
                        DECALOG, INC. (MASSACHUSETTS)
                        DECALOG (1991) LTD. (ISRAEL)
                        DECALOG (U.K.) LTD. (ENGLAND/WALES)
        SUNGARD BUSINESS INTEGRATION LTD. (ISRAEL) (6)
                    SUNGARD BUSINESS INTEGRATION (UK) LIMITED (ENGLAND/WALES)
                    SUNGARD BUSINESS INTEGRATION AG (SWITZERLAND)
                    SUNGARD BUSINESS INTEGRATION GMBH (GERMANY)
                    SUNGARD BUSINESS INTEGRATION INC. (DELAWARE)
PEAK 1 RESOURCES, INC. (COLORADO)
PLAID BROTHERS SOFTWARE, INC. (CALIFORNIA)
PORTFOLIO VENTURES INC. (DELAWARE)
SIS EUROPE HOLDINGS INC. (DELAWARE)
SUNGARD FINANCE SAS (FRANCE)
SUNGARD INVESTMENT SYSTEMS S.A. (SWITZERLAND)
SUNGARD SYSTEMS LUXEMBOURG S.A. (LUXEMBOURG)
SUNGARD SYSTEMS NORWAY AS (NORWAY)
SSI 2 INC. (DELAWARE)
SUNGARD ASSET MANAGEMENT SYSTEMS INC. (DELAWARE)
WORLD SYSTEMS INC. (DELAWARE)
SUNGARD AVAILABILITY SERVICES (FRANCE) SA (FRANCE)
SUNGARD AVAILABILITY SERVICES (UK) LIMITED (ENGLAND/WALES) (7)
SUNGARD BI-TECH INC. (DELAWARE)

SUNGARD BSR INC. (DELAWARE)
SUNGARD BUSINESS SYSTEMS INC. (DELAWARE)
SUNGARD WEALTH MANAGEMENT SERVICES, LLC (DELAWARE)
SUNGARD INVESTMENT ADVISORS LLC (DELAWARE)
SUNGARD CANADA HOLDINGS INC. (DELAWARE)
SUNGARD CANADA NOVA SCOTIA CORPORATION (NOVA SCOTIA)
2732-9994 QUEBEC INC. (QUEBEC)
                        SUNGARD EMS INC. (CANADA) (8)
TRUERISK CORPORATION (NOVA SCOTIA)
SUNGARD POWERPARTNER INC. (DELAWARE)
SUNGARD COMPUTER SERVICES INC. (PENNSYLVANIA)
SUNGARD FINANCE LLC (DELAWARE)
SUNGARD PARTNER LLC (PENNSYLVANIA)
SUNGARD RECOVERY SERVICES LP (PENNSYLVANIA) (9)
                        SRS DEVELOPMENT INC. (DELAWARE)
                                SUNGARD DEVELOPMENT CORPORATION (DELAWARE)
                        SUNGARD LATINOAMERICA, S.A. DELAWARE C.V. (MEXICO)
                        SUNGARD RECOVERY SERVICES LTD. (CANADA)
SUNGARD CORBEL INC. (CALIFORNIA)
SUNGARD DIS INC. (DELAWARE)
SUNGARD DEALING SYSTEMS PTY LIMITED (AUSTRALIA)
SUNGARD SYSTEMS (THAILAND) COMPANY LIMITED (THAILAND)
SUNGARD SYSTEMS MALAYSIA SDN BHD (MALAYSIA)
SUNGARD ENERGY SYSTEMS INC. (DELAWARE)
SUNGARD EPROCESS INTELLIGENCE INC. (DELAWARE)
MICROBANK SOFTWARE CANADA INC. (ONTARIO)
SUNGARD EPROCESS INTELLIGENCE ASIA PACIFIC PTE LTD (SINGAPORE)
SUNGARD EPROCESS INTELLIGENCE GMBH (SWITZERLAND)
SUNGARD EXCHANGE NETWORK SYSTEMS INC. (DELAWARE)
SUNGARD EXPERT SOLUTIONS INC. (UTAH)
SUNGARD FINANCIAL SYSTEMS INC. (DELAWARE)
SUNGARD INSURANCE SYSTEMS INC. (DELAWARE)
SUNGARD HOLDINGS LIMITED (ENGLAND/WALES) (10)
GMI SOFTWARE EUROPE LIMITED (ENGLAND/WALES)
SUNGARD GLOBAL EXECUTION SERVICES LIMITED (ENGLAND)
SGES NOMINEES LIMITED (ENGLAND)
SUNGARD INVESTMENT SYSTEMS UK, LIMITED (ENGLAND)
LONSDALE CHETWYN HOLDINGS LIMITED (ENGLAND)
PORTFOLIO ADMINISTRATION (CHANNEL ISLANDS) LIMITED (JERSEY)
SUNGARD SYSTEMS LIMITED (ENGLAND/WALES)
SUNGARD TREASURY SYSTEMS UK LIMITED (ENGLAND/WALES)
SUNGARD INSTITUTIONAL BROKERAGE INC. (NEW YORK)
SUNGARD INVESTMENT PRODUCTS INC. (DELAWARE)
SUNGARD INVESTMENT SYSTEMS INC. (DELAWARE)
SUNGARD NETWORK SOLUTIONS INC. (DELAWARE)
SUNGARD PENTAMATION INC. (PENNSYLVANIA)
SUNGARD PORTFOLIO SOLUTIONS INC. (DELAWARE)
SUNGARD/RPM CONSULTING INC. (PENNSYLVANIA)
SUNGARD SAS HOLDINGS INC. (DELAWARE)
SUNGARD SECURITIES FINANCE INC. (DELAWARE)
SUNGARD SECURITIES FINANCE INTERNATIONAL INC. (DELAWARE)
LOANET CANADA COMPANY (CANADA)
SUNGARD SECURITIES FINANCE LIMITED (ENGLAND)
GLOBAL ONE SOFTWARE LTD. (ENGLAND/WALES)
SUNGARD SHAREHOLDER SYSTEMS INC. (DELAWARE)

SUNGARD SYSTEMS INTERNATIONAL INC. (PENNSYLVANIA)
ALMAFIN AG (SWITZERLAND)
ALMAFINJAEGER AG (SWITZERLAND)
FRONT CAPITAL SYSTEMS HOLDING AB (SWEDEN)
FRONT CAPITAL SYSTEMS AB (SWEDEN)
FRONT CONSULTING AB (SWEDEN)
    PROSOFTIA UNIVERSITY AB (SWEDEN)
INFINITY FINANCIAL TECHNOLOGY SARL (FRANCE)
INFINITY SALES CORPORATION (BARBADOS)
KRONOS SOFTWARE LIMITED (ENGLAND/WALES)
RIOFIN LIMITED (ENGLAND/WALES)
SUNGARD AG (SWITZERLAND)
SUNGARD DEUTSCHLAND GMBH (GERMANY)
SUNGARD FRANCE SARL (FRANCE)
SUNGARD IBERIA, S.L. (SPAIN)
SUNGARD ITALIA, S.R.L. (ITALY)
SUNGARD SOFTWARE, INC. (DELAWARE)
SUNGARD SYSTEMS HONG KONG LIMITED (HONG KONG)
SUNGARD SYSTEMS JAPAN KK (JAPAN)
SUNGARD SYSTEMS KOREA LTD. (KOREA)
SUNGARD SYSTEMS PTY LIMITED (AUSTRALIA)
SUNGARD EBS ASIA PACIFIC PTY LIMITED (AUSTRALIA)
SUNGARD SYSTEMS SINGAPORE PTE LIMITED (SINGAPORE)
SUNGARD TREASURY SYSTEMS INC. (CALIFORNIA)
MULTINATIONAL COMPUTER MODELS LIMITED (ENGLAND)
SUNGARD SYSTEMS NZ LIMITED (NEW ZEALAND)
SUNGARD TREASURY SYSTEMS DO BRASIL LTD. (BRAZIL)
SUNGARD TRUST SYSTEMS INC. (NORTH CAROLINA)
TIGER SYSTEMS, INC. (DELAWARE)
TURN DEVELOPMENT CORPORATION (DELAWARE)
WALL STREET CONCEPTS INC. (NEW YORK)

NOTES:

(1)	General partnership interest owned by SunGard Energy Systems Inc. and limited partnership interest owned by SunGard Investment Ventures, Inc.
(2)	General partnership interest owned by EnFORM Consulting LP and limited partnership interest owned by EnFORM Hosting Services GP LLC.
(3)	Jointly owned by Finance Development Inc. and Turn Development Corporation.
(4)	Jointly owned by Minorca Corporation NV and Oshap Software Industries Ltd.
(5)	Jointly owned by TP Technologies S.A. and Oshap Software Industries Ltd.
(6)	Jointly owned by TP Technologies S.A., Oshap Technologies Ltd. and Oshap Software Industries Ltd.
(7)	Jointly owned by SunGard Investment Ventures, Inc. and SunGard Recovery Services LP.
(8)	Jointly owned by 2732-994 Quebec Inc. and SunGard Canada Nova Scotia Corporation.
(9)	General partnership interest owned by SunGard Computer Services Inc. and limited partnership interest owned by SunGard Partner LLC.
(10)	Jointly owned by SunGard Investment Ventures, Inc., SunGard Systems International Inc. and SunGard Treasury Systems Inc.

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